UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)    On December 12, 2018, Julie J. Robertson was appointed to the Board of Directors (Board) of EOG Resources, Inc. (EOG) and to the Audit, Compensation, and Nominating and Governance Committees of the Board, in each case effective January 1, 2019.

Ms. Robertson has served as Chairman of the Board, President and Chief Executive Officer of Noble Corporation (Noble), a publicly traded company and one of the world’s largest offshore drilling companies, since January 2018. Ms. Robertson previously served in various other management roles for Noble, including Executive Vice President from February 2006 to January 2018 and as Senior Vice President - Administration from July 2001 to February 2006. Ms. Robertson joined a predecessor subsidiary of Noble in 1979.

Ms. Robertson will receive the same quarterly cash retainer for her service as a director as EOG’s other non-employee directors. In addition, Ms. Robertson will receive a grant of restricted stock units (RSUs) under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan consistent with EOG’s prior grants to its other non-employee directors. The stock grant, which has been approved by the Compensation Committee of the Board and the Board, will be based on the closing price of EOG’s common stock on the New York Stock Exchange on the January 7, 2019 grant effective date. The grant of RSUs will “cliff” vest one year from the date of grant and will have standard termination provisions. The grant of RSUs to Ms. Robertson will be reported on a Form 4 to be filed by Ms. Robertson within two business days after the January 7, 2019 grant effective date.

In addition, on December 12, 2018, Ambassador Frank G. Wisner informed the Board of his decision to retire from the Board at the end of his current term and not stand for re-election as a director at EOG’s 2019 annual meeting of stockholders (2019 Annual Meeting). Mr. Wisner’s current term will expire in conjunction with the 2019 Annual Meeting. Mr. Wisner’s decision to retire and not stand for re-election is not as a result of any disagreement with EOG.

Item 9.01              Financial Statements and Exhibits.

(d)        Exhibits

99.1    Press Release of EOG Resources, Inc. dated December 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: December 12, 2018	By:	/s/ TIMOTHY K. DRIGGERS Name: Timothy K. Driggers Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)